Exhibit 21


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                          EVERGREEN BANCORP, INC.
                      1996 ANNUAL REPORT ON FORM 10-K
                       SUBSIDIARIES OF THE REGISTRANT
Name of Significant Subsidiary <F1>          % Owned          Jurisdiction of Incorporation
Evergreen Bank, National Association         100              United States
Evergreen Realty Funding Corp. <F2>          100              United States

<F1> Subsidiaries of the Registrant that are inactive have been omitted.
<F2> Entity is a Subsidiary of Evergreen Bank, National association.
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